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                                                                   EXHIBIT 99.3

            US DATAWORKS REALIZES $6.4 MILLION IN NEW CAPITALIZATION
                   -$4.2 MILLION RAISED IN PRIVATE PLACEMENT-


HOUSTON, TX - October 8, 2003- US Dataworks (AMEX:UDW) today announced the conversion of $2.2 million of debt into common stock and the completion of an institutional private placement of $4.2 million. Under terms of the agreement, the Company issued 2.1 million shares of common stock and warrants to purchase
1.1 million shares of common stock. The private placement closed on October 2, 2003.

US Dataworks expects to use the net proceeds from the private placement for working capital and general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The securities have not been registered under the Securities Act of 1933 and may not be offered or resold in the United States absent registration or an applicable exemption from registration requirements.

ABOUT US DATAWORKS

US Dataworks is a developer of electronic check processing software, serving several of the top banking institutions, credit card issues, and the United States Government. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions. Core products include: MICRworks, MICRworks-Lite, Returnworks, Remitworks, and Remoteworks-Daemon.

FOR MORE INFORMATION:


CONTACT:


John J. Figone
US Dataworks, Inc.
(713) 934-3855 X250 jfigone@usdataworks.com WWW.USDATAWORKS.COM



INVESTOR RELATIONS:
Geoffrey Eiten
National Financial Network
(781) 444-6100 X613 GEITEN@NFNONLINE.COM WWW.NFNONLINE.COM/UDW

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EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN
THIS PRESS RELEASE, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE EXPECTED USE OF PROCEEDS FROM THE PRIVATE PLACEMENT ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S POSITION IN THE MARKETPLACE, OUR ABILITY TO DEVELOP AND TIMELY INTRODUCE PRODUCTS THAT ADDRESS MARKET DEMAND, THE IMPACT OF ALTERNATIVE TECHNOLOGICAL ADVANCES AND COMPETITIVE PRODUCTS, MARKET FLUCTUATIONS, OUR ABILITY TO OBTAIN FUTURE FINANCING AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE SEC REPORTS OF US DATAWORKS, INC., INCLUDING ITS ANNUAL REPORT ON FORM 10-KSB/A FOR THE PERIOD ENDED MARCH 31, 2003 AND ITS QUARTERLY REPORT ON FORM 10-QSB/A FOR THE PERIOD ENDED JUNE 30, 2003. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. US DATAWORKS DISCLAIMS ANY OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.


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